UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

Community Choice Financial Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-35537	45-1536453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6785 Bobcat Way, Suite 200
Dublin OH 43016
(Address of principal executive offices) (Zip code)

888-513-9395
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 6, 2018, Community Choice Financial Inc (the “Company”) completed a refinancing of its existing $47.0 million revolving credit facility, with Victory Park Management, LLC (“VPC”), as administrative agent, and certain of VPC’s affiliates as lenders (the “Existing Credit Facility”).  The Company entered into a $45.0 million revolving credit agreement, dated as of September 6, 2018 (the “Revolving Credit Agreement”), with certain affiliates of VPC and Community Choice Financial Issuer, LLC, a wholly-owned, subsidiary of the Company (“CCF Issuer”), being the lenders thereunder, and GLAS Trust Company LLC, as administrative agent.  All obligations under the Revolving Credit Agreement are secured by substantially all the assets of the Company and its guarantor-subsidiaries. The Revolving Credit Agreement has been designated by the Company as “Designated Priority Obligations” under the Collateral Agreement dated as of April 29, 2011 (the “Collateral Agreement”). Proceeds from this facility were used, along with borrowings under the Amended Loan and Security Agreement described below, cash on hand and the issuance of New 2019 Notes described below to affiliates of VPC, for the termination and satisfaction in full of the Existing Credit Facility.

The Revolving Credit Agreement matures September 6, 2020 and bears interest at 9.00% per annum.  Additionally, it has a make-whole provision and an unused commitment fee of 9.00% per annum, in each case, with respect to the $42.0 million portion of the revolving credit facility held by CCF Issuer.  The Revolving Credit Agreement requires a repayment to VPC of $3.0 million on October 31, 2018 and requires the Company to execute a deleveraging transaction on or before November 30, 2018, by way of exchange offers, refinancing, strict foreclosure on the pledged equity of the Company and its directly held subsidiaries, or other means, subject to approval at the direction of a majority of holders of the New Secured Notes described below, whereby at least two-thirds (66 2/3%) of the indebtedness then held by each holder of any of the Company’s 10.75% senior secured notes due May 1, 2019 (the “2019 Notes”) and the Company’s 12.75% senior secured notes due May 1, 2020 (the “2020 Notes” and together with the 2019 Notes, the “Existing Notes”) will be converted to equity in the Company (or a newly-created entity) and/or junior indebtedness (a “Deleveraging Transaction”).   The Revolving Credit Agreement also contains restrictive covenants that limit the Company’s ability to incur additional indebtedness, pay dividends on or make other distributions or repurchase the Company’s capital stock, make certain investments, enter into certain types of transactions with affiliates, create liens and sell certain assets or merge with or into other companies.  Furthermore, the Revolving Credit Agreement requires compliance with covenants that relate to financial performance, including monthly asset coverage and consolidated EBITDA tests, and weekly corporate liquidity tests.  The administrative agent under the Revolving Credit Agreement is required to take direction from a representative of the holders of the New Secured Notes described below.  The Revolving Credit Agreement also contains a cross-default to the Existing Notes, the New Secured Notes described below and the Amended Loan and Security Agreement described below.

On September 6, 2018, CCF Issuer entered into an indenture (the “New Secured Notes Indenture”) with Community Choice Financial Holdings, LLC, a wholly-owned subsidiary of the Company (“CCF Holdings”), as guarantor, and Computershare Trust Company, N.A., as trustee and collateral agent, governing the issuance of $42.0 million 9.00% senior secured notes due September 6, 2020 (the “New Secured Notes”). The New Secured Notes were issued as part of a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, to certain significant holders of the Company’s Existing Notes. The proceeds from the New Secured Notes were used to fund $42.0 million in loans to the Company pursuant to the Revolving Credit Agreement described above.  The economics of the New Secured Notes are substantially the same as the loans under the Revolving Credit Agreement described above.  In the event of satisfaction of the obligations under the Revolving Credit Agreement resulting from a Deleveraging Transaction, the consideration therefor, regardless of amount, will be applied in full satisfaction of the New Secured Notes indebtedness. The New Secured Notes Indenture contains, among other things, a cross-default to the Revolving Credit Agreement and substantially restricts the activities of CCF Issuer and CCF Holdings.  The assets of CCF Holdings and the rights of CCF Issuer under the Revolving Credit Agreement, including the security therefor provided by the Company and its guarantor subsidiaries, secure the obligations under the New Secured Notes Indenture and the New Secured Notes. CCF Issuer and CCF Holdings are not guarantors under the Revolving Credit Agreement, the Existing Notes, or the Amended Loan and Security Agreement described below.

On September 6, 2018, the Company issued $10.0 million in aggregate principal amount of its 2019 Notes (the “New 2019 Notes”) as “Additional Notes” pursuant to the indenture governing the 2019 Notes and as part of the termination and satisfaction of the Existing Credit Facility. Prior to the issuance of the New 2019 Notes, $237.29 million aggregate principal amount of 2019 Notes were outstanding. The New 2019 Notes have been designated as “Additional Obligations” for purposes of the Collateral Agreement.

On September 4, 2018, each of the indentures governing the Company’s 2019 Notes and 2020 Notes were amended, pursuant to the terms thereof, to facilitate the refinancing as described above.

On September 6, 2018, CCFI Funding II, LLC, a non-subsidiary guarantor of the Company for purposes of the Revolving Credit Agreement, the New Secured Notes and the Existing Notes, entered into the third amendment to the loan and security agreement (the “Amended Loan and Security Agreement”) with Ivy Funding Nine, LLC, as lender, which increased the capacity under the facility from $60.0 million to $65.0 million, with $1.5 million of the additional amount subject to lender discretion.  The amendment, among other things, increased the administrative fee to 1.2% per annum and increased the interest rate to 17.0% per annum on principal amounts over $60.0 million.

Each of the foregoing descriptions of the indenture governing the 2019 Notes, dated as of April 29, 2011, the New Secured Notes Indenture, the eighth supplemental indenture governing the 2019 Notes, the seventh supplemental indenture governing the 2020 Notes, the Revolving Credit Agreement and the Amended Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 4.1, 4.4, 4.5, 4.6, 10.45 and 10.46, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 are hereby incorporated into this Item 2.03 by reference.

Item 9.01 Exhibits

4.1

Indenture, dated as of April 29, 2011, among the Company, the Subsidiary Guarantors (as defined therein) and U.S. Bank National Association, as predecessor trustee and collateral agent, with respect to the 2019 Notes (including form of New 2019 Notes) (incorporated by reference to Exhibit 4.2 to the Form S-4)

4.4

Indenture, dated as of September 6, 2018, among CCF Holdings, as guarantor, CCF Issuer, as issuer, and Computershare Trust Company, N.A., as trustee and collateral agent (including form of New Secured Notes)

4.5

Eighth Supplemental Indenture, dated as of September 4, 2018, between the Company, Computershare Trust Company, N.A. and Computershare Trust Company of Canada, together as successor trustee, and Computershare Trust Company, N.A., as collateral agent

4.6

Seventh Supplemental Indenture, dated as of September 4, 2018, between the Company, Computershare Trust Company, N.A. and Computershare Trust Company of Canada, together as successor trustee, and Computershare Trust Company, N.A., as collateral agent

10.45	Revolving Credit Agreement, dated as if September 6, 2018, among the Company, the lenders party thereto and GLAS Trust Company LLC, as administrative agent
10.46	Third Amendment to Loan and Security Agreement, effective as of August 31, 2018, between CCFI Funding II, LLC and Ivy Funding Nine, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Choice Financial Inc

Dated: September 6, 2018	By:	/s/ Michael Durbin
Michael Durbin
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer